Exhibit 99.1

Central European Distribution Corporation Announces First Quarter 2011 Results

Mt. Laurel, New Jersey, May 4, 2011: Central European Distribution Corporation (NASDAQ: CEDC) today announced its results for the first quarter of 2011. Net sales for the three months ended March 31, 2011 were $156.7 million as compared to $149.8 million reported for the same period in 2010. CEDC also announced that net income on a U.S. GAAP basis (as hereinafter defined), for the quarter was $1.1 million or $0.02 per fully diluted share, as compared to net loss of $23.4 million or $0.34 per fully diluted share, for the same period in 2010. On a comparable basis, CEDC announced a net loss of $17.4 million, or $0.24 per fully diluted share, for the first quarter of 2011, as compared to net profit of $0.5 million, or $0.01 per fully diluted share, for the same period in 2010. The number of fully diluted shares used in computing the earnings per share was 71.3 million for 2011 and 69.6 million for 2010. For a complete reconciliation of comparable net income to net income reported under United States Generally Accepted Accounting Principles (“U.S. GAAP”) please see the section “Unaudited Reconciliation of Non-GAAP Measures”.

William Carey, President and CEO commented, “First quarter performance was in line with our expectations in all three of our markets of Poland, Russia and Hungary in terms of top line and bottom line performance. We expect to see significant quarter on quarter improvement moving through the rest of the year in 2011. We are meeting the challenges head on that are confronting us today and are making good progress in resolving these key challenges in our markets and strengthening the overall management team to target profitable market share gains over the medium term.”

William Carey, President and CEO continued, “In Russia, we have been successful in obtaining the renewal of all of our required production and distribution licenses due so far, including for our main production facility, Topaz, which we received today. As the wholesalers we work with in Russia continue to go through their relicensing we are not expecting any significant issues to arise from this process beyond the short term destocking effect as wholesalers reduce their inventory levels prior to license renewal.

William Carey, President and CEO continued, “We have numerous initiatives planned in June and July regarding two new products that will be launched in Russia as well as restyling and re-launching a new communication campaign behind our biggest brand, Green Mark. We also completed the 100% buyout of the Whitehall Group in February, 2011 and strongly believe in the growth potential of spirits and wines over the next five years, as evidenced by the 19% growth of our import business in Russia in the first quarter.”

William Carey, President and CEO continued, “In Poland, we saw an 8% volume increase in our vodka portfolio that sharply contrasted with an overall Polish vodka market that was down 6.5% for the quarter. The strong growth was led by our new product Zubrowka Biala which accounted for approximately five percent market share after only five months on the market. We also have strong new product development and product restyling/re-launch of existing brands that are scheduled to start from May and continue through the rest of the year. We believe we have turned the corner regarding our vodka growth and continue to see strong import growth from our leading import portfolio which represents over 46% of our Polish revenue base today.”

The Company also reconfirmed its full year 2011 net sales guidance of $880-$1,080 million and its full year comparable fully-diluted earnings per share guidance of $1.05-$1.25

CEDC has reported net income and fully diluted net income per share in accordance with GAAP and on a non-GAAP basis, referred to in this release as comparable net income. CEDC’s management believes that the non-GAAP reporting giving effect to the adjustments shown in the attached reconciliation provides meaningful information and an alternative presentation useful to investors’ understanding of CEDC’s core operating results and trends. CEDC discusses results and guidance on a comparable basis in order to give investors better insight into underlying business trends from continuing operations. CEDC’s calculation of these measures may not be the same as similarly named measures presented by other companies. These measures are not presented as an alternative to net income computed in accordance with GAAP as a performance measure, and you should not place undue reliance on such measures. A reconciliation of GAAP to non-GAAP measures can be found in the section “Unaudited Reconciliation of Non-GAAP Measures” at the end of this press release.

CEDC is one of the largest producers of vodka in the world and Central and Eastern Europe’s largest integrated spirit beverage business. CEDC produces the Green Mark, Absolwent, Zubrowka, Bols, Parliament, Zhuravli, Royal and Soplica brands, among others. CEDC currently exports its products to many markets around the world, including the United States, England, France and Japan.

CEDC also is the leading importer of alcoholic beverages in Poland, Russia and Hungary. In Poland, CEDC imports many of the world’s leading brands, including brands such as Carlo Rossi Wines, Concha y Toro wines, Metaxa Liqueur, Rémy Martin Cognac, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teacher’s Whisky, Campari, Cinzano, and Old Smuggler. CEDC is also a leading importer of premium spirits and wines in Russia with such brands as Concha y Toro, among others.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding expected sales and earnings guidance, the anticipated acquisition of production and distribution or other regulatory licenses, expectations of increased consumer demand for our products, integration of our acquired companies, and expected results of, and synergies relating to, our Russian businesses. Forward looking statements are based on our knowledge of facts as of the date hereof and involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by our forward looking statements.

Investors are cautioned that forward looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward looking statements or to make any other forward looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2010, including statements made under the captions “Item 1A. Risks Relating to Our Business” and in other documents filed by CEDC with the Securities and Exchange Commission.

Contact:

In the U.S.:

Jim Archbold

Investor Relations Officer

Central European Distribution Corporation

856-273-6980

In Europe:

Anna Załuska

Corporate PR Manager

Central European Distribution Corporation

48-22-456-6000

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEET

Amounts in columns expressed in thousands

(Except share information)

	March 31, 2011 (unaudited)	December 31, 2010
ASSETS
Current Assets
Cash and cash equivalents	$168,112	$122,324
Accounts receivable, net of allowance for doubtful accounts of $34,056 and $20,357 respectively	296,513	478,379
Inventories	137,504	93,678
Prepaid expenses and other current assets	70,415	35,202
Deferred income taxes	87,849	80,956
Debt issuance costs	2,739	2,739

Total Current Assets	763,132	813,278

Intangible assets, net	684,844	627,342
Goodwill, net	1,832,878	1,450,273
Property, plant and equipment, net	221,584	201,477
Deferred income taxes	43,805	44,028
Equity method investment in affiliates	0	243,128
Debt issuance costs	16,042	16,656

Total Non-Current Assets	2,799,153	2,582,904

Total Assets	$3,562,285	$3,396,182

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$80,018	$114,958
Bank loans and overdraft facilities	72,496	45,359
Income taxes payable	3,325	5,102
Taxes other than income taxes	98,525	182,232
Other accrued liabilities	105,405	55,070
Current portions of obligations under capital leases	838	758
Deferred consideration	0	5,000

Total Current Liabilities	360,607	408,479

Long-term obligations under capital leases	1,096	1,175
Long-term obligations under Senior Notes	1,288,564	1,250,758
Long-term accruals	2,321	2,572
Deferred income taxes	183,000	168,527

Total Long-Term Liabilities	1,474,981	1,423,032

Stockholders’ Equity
Common Stock ($0.01 par value, 120,000,000 shares authorized, 72,716,235 and 70,752,670 shares issued at March 31, 2011 and December 31, 2010, respectively)	727	708
Additional paid-in-capital	1,367,509	1,343,639
Retained earnings	161,371	160,250
Accumulated other comprehensive income of continuing operations	197,240	60,224
Less Treasury Stock at cost (246,037 shares at March 31, 2011 and December 31, 2010, respectively)	(150)	(150)

Total CEDC Stockholders’ Equity	1,726,697	1,564,671

Total Liabilities and Stockholders’ Equity	$3,562,285	$3,396,182

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

Amounts in columns expressed in thousands

(Except per share information)

	Three months ended March 31,
	2011	2010

Sales	$336,139	$330,894
Excise taxes	(179,428)	(181,088)
Net sales	156,711	149,806
Cost of goods sold	97,374	75,674

Gross profit	59,337	74,132

Operating expenses	57,877	48,878
Gain on remeasurement of previously held equity interests	(7,898)	0

Operating income	9,358	25,254

Non operating income / (expense), net
Interest expense, net	(26,852)	(25,676)
Other financial income, net	31,046	34,912
Other non operating expenses, net	(976)	(17,990)

Income before taxes and equity in net income from unconsolidated investments	12,576	16,500

Income tax expense	(2,641)	(3,170)
Equity in net losses of affiliates	(8,814)	(1,821)

Income from continuing operations	1,121	11,509

Discontinued operations
Loss from operations of distribution business (including impairment charge of $28.2 million)	0	(34,722)
Income tax expense	0	(151)

Loss on discontinued operations	0	(34,873)

Net income / (loss)	1,121	(23,364)

Income from continuing operations per share of common stock, basic	$0.02	$0.17
Income / (loss) from discontinued operations per share of common stock, basic	$0.00	($0.50)
Net income / (loss) from operations per share of common stock, basic	$0.02	($0.34)

Income from continuing operations per share of common stock, diluted	$0.02	$0.17
Income / (loss) from discontinued operations per share of common stock, diluted	$0.00	($0.50)
Net income / (loss) from operations per share of common stock, diluted	$0.02	($0.34)

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

Amounts in columns expressed in thousands

	Three months ended March 31,
	2011	2010
Cash flows from operating activities of continuing operations
Net income / (loss)	$1,121	($23,364)
Adjustments to reconcile net income to net cash provided by operating activities:
Net loss from discontinued operations	0	34,873
Depreciation and amortization	5,131	4,370
Deferred income taxes	725	(4,865)
Unrealized foreign exchange gains	(31,651)	(35,478)
Cost of debt extinguishment	0	14,114
Stock options fair value expense	693	859
Equity loss in affiliates	8,814	1,821
Gain on fair value remeasurement of previously held equity interest, net of deferred tax	(6,397)	0
Other non cash items	1,780	8,576
Changes in operating assets and liabilities:
Accounts receivable	268,051	169,635
Inventories	(5,197)	(11,121)
Prepayments and other current assets	(16,860)	(9,871)
Trade accounts payable	(83,645)	(34,494)
Other accrued liabilities and payables	(58,176)	(81,784)

Net cash provided by operating activities from continuing operations	84,389	33,271

Cash flows from investing activities of continuing operations
Purchase of fixed assets	(505)	(1,306)
Purchase of trademarks	(17,473)	(6,000)
Changes in restricted cash	0	481,419
Acquisitions of subsidiaries, net of cash acquired	(23,475)	(135,964)

Net cash provided by / (used in) investing activities from continuing operations	(41,453)	338,149

Cash flows from financing activities of continuing operations
Borrowings on bank loans and overdraft facility	0	18,568
Payment of bank loans, overdraft facility and other borrowings	(4,104)	(8,103)
Payment of Senior Secured Notes	0	(367,954)
Repayment of obligation to former shareholders	0	7,500
Decrease in short term capital leases payable	(102)	0
Increase in short term capital leases payable	0	9
Options exercised	66	1,214

Net cash used in financing activities from continuing operations	(4,140)	(348,766)

Cash flows from discontinued operations
Net cash used in operating activities of discontinued operations	0	(9,303)
Net cash provided by investing activities of discontinued operations	0	328
Net cash provided by financing activities of discontinued operations	0	5,654

Net cash used in discontinued operations	0	(3,321)

Adjustment to reconcile the change in cash balances of discontinued operations	0	3,321
Currency effect on brought forward cash balances	6,992	(881)
Net increase in cash	45,788	21,773
Cash and cash equivalents at beginning of period	122,324	126,439

Cash and cash equivalents at end of period	$168,112	$148,212

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

Amounts in columns expressed in thousands

(Except per share information)

	GAAP	A	B	C	D	Comparable
	Q1-11	FX	APB 14	Restructuring Costs	Other Adjustments	Q1-11

Sales	$336,139	$0	$0	$0	$0	$336,139
Excise taxes	(179,428)	0	0	0	0	(179,428)
Net sales	156,711	0	0	0	0	156,711
Cost of goods sold	97,374	0	0	0	0	97,374

Gross profit	59,337	0	0	0	0	59,337

	37.86%					37.86%
Operating expenses	57,877	0		(1,403)	(1,900)	54,574
Gain on remeasurement of previously held equity interests	(7,898)				7,898	0

Operating income / (loss)	9,358	0	0	1,403	(5,998)	4,763

	5.97%					3.04%

Non operating income / (expense), net
Interest income / (expense), net	(26,852)	0	964	0	0	(25,888)
Other financial income / (expense), net	31,046	(31,046)	0	0	0	0
Other non operating loss, net	(976)		0	0	0	(976)

Income / (loss) before taxes and equity in net income from unconsolidated investments	12,576	(31,046)	964	1,403	(5,998)	(22,101)

Income tax benefit / (expense)	(2,641)	6,520	(183)	(295)	1,260	4,661
Equity in net earnings / (loss) of affiliates	(8,814)	0	0	0	8,814	0

Net income /(loss)	$1,121	($24,526)	$781	$1,108	$4,076	($17,440)

Net income / (loss) from continuing operations per share of common stock, basic	$0.02					($0.24)

Net income / (loss) from continuing operations per share of common stock, diluted	$0.02					(0.24)

[A]	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR liabilities as a majority of these have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency. Also includes the proportional net after tax impact of the foreign currency revaluation related to the foreign currency liabilities included in the earnings of the Russian Alcohol Group as it has the Russian Ruble as its functional currency.
[B]	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.
[C]	Represents one-off restructuring costs associated with the restructuring the Russian Alcohol Group, composed primarily of employee termination costs.
[D]	Includes elimination of one time gain of $7.8 million related to the revaluation of the previously held equity interest in the Whitehall Group, recognized at the time of consolidation in February 2011, the $0.9 million loss in the first quarter of the Bravo business incurred due to the failure to get renewal of the production license (received back in the beginning of April 2011 and the $0.9 million reversal of management fees charged by the former management of the Whitehall group prior to the buy out in Q1 2011. Also includes the elimination of equity in net earnings of affiliates which includes the results of the Moet Hennessey Joint Venture which was sold in March, 2011 as well as certain one-off costs associated with the acquisition of the Whitehall Group in February 2011.

	GAAP	A	B	C	D	Comparable
	Q1-10	FX	APB 14	Restructuring Costs	Cost associated with debt refinancing	Q1-10

Sales	$330,894	$0	$0	$0	$0	$330,894
Excise taxes	(181,088)	0	0	0	0	(181,088)
Net sales	149,806	0	0	0	0	149,806
Cost of goods sold	75,674	0	0	0	0	75,674

Gross profit	74,132	0	0	0	0	74,132

	49.49%					49.49%
Operating expenses	48,878	0	0	(1,340)	0	47,538

Operating income	25,254	0	0	1,340	0	26,594

	16.86%					17.75%
Non operating income / (expense), net
Interest income / (expense), net	(25,676)	0	1,008	0	0	(24,668)
Other financial income / (expense), net	34,912	(34,010)	0	0	0	902
Other non operating income / (expense), net	(17,990)	0	0	0	17,990	0

Income / (loss) before taxes and equity in net income from unconsolidated investments	16,500	(34,010)	1,008	1,340	17,990	2,828

Income tax benefit / (expense)	(3,170)	6,666	(353)	(268)	(3,418)	(543)
Equity in net earnings of affiliates	(1,821)	0	0	0	0	(1,821)

Net income / (loss) from continuing operations	$11,509	($27,344)	$655	$1,072	$14,572	$464

Discontinued operations
Loss from operations of distribution business (including impairment charge of $28.4 million)	(34,722)					(34,722)

Income tax (expense)	(151)					(151)

Loss on discontinued operations	($34,873)					($34,873)

Net income /(loss)	($23,364)	($27,344)	$655	$1,072	$14,572	($34,409)

Net income from continuing operations per share of common stock, basic	$0.17					$0.01

Net loss from discontinued operations per share of common stock, basic	($0.50)					($0.50)

Net income from continuing operations per share of common stock, diluted	$0.17					$0.01

Net loss from discontinued operations per share of common stock, diluted	($0.50)					($0.50)

[A]	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR liabilities as a majority of these have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency. Also includes the proportional net after tax impact of the foreign currency revaluation related to the foreign currency liabilities included in the earnings of the Russian Alcohol Group as it has the Russian Ruble as its functional currency.
[B]	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.
[C]	Represents one-off restructuring costs associated with the integration of Parliament and the Russian Alcohol Group.
[D]	Represents the net after tax impact associated with the early retirement of CEDC’s outstanding Senior Secured Notes due 2012, including a 4% one-time redemption premium payment to the Note holders and write-off of prepaid financing costs.

Full Year 2011 Comparable EPS RECONCILIATION

Full Year Guidance, 12 Months Ending December 31,	2011
Range for GAAP Fully Diluted Earnings per Share	$1.27
$1.47

A. Foreign exchange impact related to USD and EUR denominated financing	($0.34)
B. Impact of adoption of ABP14	$0.04
C. Restructuring Costs	$0.02
D. Other	$0.06

Range for Comparable non-GAAP Fully Diluted
Earnings per Share	$1.05
$1.25

[A]	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR financing as a majority of these borrowings have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency. The impact of foreign exchange revaluation is inherently unpredictable and we have not forecasted the impact thereof; changes in foreign exchange revaluation may have a material effect on our financial results.
[B]	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.
[C]	Represents one-off restructuring costs associated with the restructuring of the Russian Alcohol Group.
[D]	Includes elimination of one time gain of $7.8 million related to the revaluation of the previously held equity interest in the Whitehall Group, recognized at the time of consolidation in February 2011, the $0.9 million loss in the first quarter of the Bravo business incurred due to the failure to get renewal of the production license (received back in the beginning of April 2011 and the $0.9 million reversal of management fees charged by the former management of the Whitehall group prior to the buy out in Q1 2011. Also includes the elimination of equity in net earnings of affiliates which includes the results of the Moet Hennessey Joint Venture which was sold in March, 2011 as well as certain one-off costs associated with the acquisition of the Whitehall Group in February 2011.